Exhibit 99.1

Cornerstone OnDemand Announces Third Quarter 2012 Financial Results

•	Q3 Bookings of $42.7 million, up 78% year-over-year[1]

•	Record quarterly revenue of $30.8 million, up 54% year-over-year

•	Record quarterly gross profit of $21.6 million, up 48% year-over-year

•	Ended the quarter with over 1,100 clients and approximately 10.3 million users[3]

SANTA MONICA, Calif. — November 12, 2012 — Learning and talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $30.8 million, representing a 54% increase compared to the same period in 2011. Revenue for the first nine months of 2012 was $81.5 million, an increase of 53% compared to gross revenue for the same period in 2011.2

Gross profit for the third quarter of 2012 was $21.6 million, representing a 48% year-over-year increase compared to the same period in 2011. Gross profit for the first nine months of 2012 was $57.6 million, an increase of 51% compared to the same period in 2011, based on gross revenue.2

Bookings, which Cornerstone defines as gross revenue plus the change in deferred revenue for the period, were $42.7 million for the third quarter of 2012, representing a 78% increase compared to the same period in 2011. 1 Bookings for the first nine months of 2012 were $98.2 million, representing a 66% increase compared to the same period in 2011.1 Deferred revenue at September 30, 2012 was $72.6 million, which was 82% higher than the balance at September 30, 2011, and 20% higher than the balance at June 30, 2012.

Cornerstone ended the quarter with over 1,100 clients and approximately 10.3 million users, representing 57% and 44% year-over-year growth of Cornerstone’s client base and users, respectively.3

“The third quarter was another exceptional quarter for Cornerstone OnDemand, and a continuation of what has been an outstanding year of growth for the company,” said Adam Miller, Cornerstone’s President and CEO. “We believe our bookings performance demonstrates that the recent wave of consolidation in talent management has improved our competitive positioning. With our commitment to the ongoing innovation and expansion of our product suite, we believe we will continue to strengthen our position as a leading talent management partner to organizations of all sizes.”

Cornerstone’s net loss for the third quarter of 2012 was $7.6 million, or a $0.15 net loss per share.

Due to purchase accounting rules applicable to the acquisition we completed during the second quarter of 2012, Cornerstone recorded an adjustment of $1.6 million to reduce to fair value the balance of deferred revenue attributable to contracts assumed from Sonar Limited. This fair value adjustment has the impact of reducing the amount of revenue attributable to contracts assumed from Sonar Limited by $0.4 million for the quarter ended September 30, 2012 and $1.1 million for the first nine months of 2012. Non-GAAP revenue for the quarter ended September 30, 2012, which excludes the $0.4 million reduction, was $31.2 million, representing a 56% increase compared to the same period in 2011.1 Non-GAAP revenue from the acquisition date through September 30, 2012, excluding the $1.1 million reduction, was $82.6 million, representing a 56% increase compared to the same period in 2011.1

Non-GAAP net loss for the third quarter of 2012 was $3.6 million, or a $0.07 net loss per share, and non-GAAP net loss for the first nine months of 2012 was $13.1 million, or $0.26 net loss per share. Non-GAAP net loss is based on non-GAAP revenue and excludes, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, adjustments to taxes related to acquisition adjustments, and accretion related to preferred stock.1

At September 30, 2012, Cornerstone’s total cash and cash equivalents were $64.5 million and accounts receivable were $45.2 million, yielding a total of $109.7 million.

[1]

Non-GAAP revenue, bookings, non-GAAP net cash used in operating activities, non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit, and non-GAAP gross margin are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

[2]

Gross revenue in the first nine months of 2011 excludes the impact of a non-cash reduction of revenue related to a common stock warrant issued to ADP of $2.5 million. Net revenue and net loss for the nine months of 2011 was impacted by this non-cash reduction of revenue.

[3]

Includes contracted clients and active users of any combination of our four integrated cloud-based solutions, consisting of recruiting, learning, performance, and extended enterprise as of the end of the period. Our client and user counts exclude our Cornerstone Small Business Solution, or “CSB”.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its third quarter 2012 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 65175817. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on November 16, 2012 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 65175817.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of comprehensive learning and talent management solutions. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 10.3 million users across 186 countries and in 38 languages. www.csod.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-K filed with the SEC on March 6, 2012, and subsequent reports filed with the SEC, including its Form 10-Q filed on August 14, 2012.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash used in operating activities, which excludes acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, and accretion related to preferred stock, and (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$64,492	$85,409
Accounts receivable, net	45,157	34,110
Deferred commissions	4,223	3,537
Prepaid expenses and other current assets, net	7,132	3,789

Total current assets	121,004	126,845
Capitalized software development, net	6,259	4,106
Property and equipment, net	6,171	3,663
Intangible assets, net	7,443	609
Goodwill	8,193	—
Other assets, net	207	139

Total Assets	$149,277	$135,362

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$6,465	$3,834
Accrued expenses	9,771	8,039
Deferred revenue, current portion	69,001	52,338
Capital lease obligations, current portion	1,438	1,617
Debt, current portion	630	265
Other liabilities	3,016	996

Total current liabilities	90,321	67,089
Other liabilities, non-current	3,776	806
Deferred revenue, net of current portion	3,621	3,542
Capital lease obligations, net of current portion	1,279	1,056
Long-term debt, net of current portion	1,025	409

Total liabilities	100,022	72,902
Stockholders’ Equity
Common stock	5	5
Additional paid-in capital	237,953	226,916
Accumulated deficit	(188,624)	(164,651)
Accumulated other comprehensive (loss) income	(79)	190

Total stockholders’ equity	49,255	62,460

Total Liabilities and Stockholders’ Equity	$149,277	$135,362

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gross revenue	$30,768	$20,019	$81,488	$53,136
Common stock warrant charge [1]	—	—	—	(2,500)

Net revenue	30,768	20,019	81,488	50,636
Cost of revenue [2,3]	9,135	5,371	23,869	14,903

Gross profit	21,633	14,648	57,619	35,733
Operating expenses:
Sales and marketing [2]	18,624	11,531	52,283	32,244
Research and development [2]	4,101	2,670	10,625	7,608
General and administrative [2]	6,600	3,439	18,346	10,577
Amortization of certain acquired intangible assets	251	—	488	—

Total operating expenses	29,576	17,640	81,742	50,429

Loss from operations	(7,943)	(2,992)	(24,123)	(14,696)
Other income (expense):
Interest expense	(121)	(35)	(358)	(782)
Change in fair value of preferred stock warrant liabilities	—	—	—	(42,559)
Withdrawn secondary offering expense	—	(555)	—	(555)
Other, net	139	(643)	(42)	(220)

Other income (expense), net	18	(1,233)	(400)	(44,116)

Loss before income tax benefit (provision) for income taxes	(7,925)	(4,225)	(24,523)	(58,812)
Income tax benefit (provision)	298	(52)	550	(132)

Net loss	(7,627)	(4,277)	(23,973)	(58,944)
Accretion of redeemable preferred stock	—	—	—	(5,208)

Net loss attributable to common stockholders	$(7,627)	$(4,277)	$(23,973)	$(64,152)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.09)	$(0.48)	$(1.74)

Weighted-average common shares outstanding, basic and diluted	50,163	48,018	49,755	36,868

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$302	$75	$1,313	$176
Sales and marketing	1,124	355	2,301	825
Research and development	273	133	628	613
General and administrative	1,651	457	4,158	1,345

Total	$3,350	$1,020	$8,400	$2,959

[3]	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$305	$32	$659	$96

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(7,627)	$(4,277)	$(23,973)	$(58,944)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,962	986	4,939	2,695
Non-cash interest expense	28	72	106	518
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Charges related to the issuance of common stock warrant	—	—	—	2,500
Unrealized foreign exchange (gain) loss	(212)	482	(37)	258
Stock-based compensation expense	3,316	1,020	8,297	2,959
Deferred income taxes	(291)	—	(652)	—
Withdrawn secondary offering expense	—	555	—	555
Non-cash charitable contribution of common stock	—	—	—	193
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(12,090)	(3,163)	(10,058)	(2,197)
Deferred commissions	(353)	(283)	(572)	(546)
Prepaid expenses and other assets	(2,822)	(1)	(3,408)	(1,532)
Accounts payable	1,044	551	1,656	349
Accrued expenses	1,533	717	1,124	1,779
Deferred revenue	11,450	3,999	15,743	6,085
Other liabilities	2,629	(102)	3,042	(271)

Net cash (used in) provided by operating activities	(1,433)	556	(3,793)	(3,040)

Cash flows from investing activities:
Purchases of property and equipment	(159)	(79)	(347)	(848)
Capitalized software costs	(1,200)	(855)	(3,662)	(2,217)
Purchase of available-for-sale securities	—	—	—	(34,079)
Proceeds from maturities of available-for-sale securities	—	17,000	—	17,000
Cash paid for acquisition, net of cash acquired	—	—	(12,428)	—

Net cash (used in) provided by investing activities	(1,359)	16,066	(16,437)	(20,144)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	90,539
Proceeds from issuance of preferred stock upon warrant exercises	—	—	—	3,163
Proceeds for issuance of debt	—	—	—	669
Payments of initial public offering costs	—	—	—	(3,436)
Payments of withdrawn secondary offering costs	—	(555)	—	(555)
Repayment of debt	(254)	(56)	(1,250)	(9,151)
Principal payments under capital lease obligations	(467)	(387)	(1,396)	(1,159)
Payments of withholding tax on net exercise of stock-based awards	—	—	—	(48)
Proceeds from stock option and warrant exercises	942	238	1,983	615

Net cash provided by (used in) financing activities	221	(760)	(663)	80,637

Effect of exchange rate changes on cash and cash equivalents	95	(145)	(24)	(145)

Net (decrease) increase in cash and cash equivalents	(2,476)	15,717	(20,917)	57,308
Cash and cash equivalents at beginning of period	66,968	48,658	85,409	7,067

Cash and cash equivalents at end of period	$64,492	$64,375	$64,492	$64,375

Cornerstone OnDemand, Inc.

RECONCILIATION OF REVENUE TO NON-GAAP REVENUE AND GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gross revenue	$30,768	$20,019	$81,488	$53,136
Common stock warrant charge [1]	—	—	—	(2,500)

Net revenue	30,768	20,019	81,488	50,636
Cost of revenue	9,135	5,371	23,869	14,903

Gross profit	$21,633	$14,648	$57,619	$35,733

Gross margin	70%	73%	71%	71%
Reconciliation between gross margin and non-GAAP gross margin
Net revenue	$30,768	$20,019	$81,488	$50,636
Adjustments to net revenue
Common stock warrant charge [1]	—	—	—	2,500
Adjustments to revenue [2]	428	—	1,147	—

Total adjustments to net revenue	428	—	1,147	2,500

Non-GAAP revenue	$31,196	$20,019	$82,635	$53,136

Cost of revenue	$9,135	$5,371	$23,869	$14,903
Adjustments to costs of revenue
Amortization of intangible assets	(305)	(32)	(659)	(96)
Stock based compensation and employer-related taxes	(302)	(75)	(1,313)	(176)

Total adjustments to cost of revenue	(607)	(107)	(1,972)	(272)

Adjusted costs of revenue	8,528	5,264	21,897	14,631

Non-GAAP gross profit	$22,668	$14,755	$60,738	$38,505

Non-GAAP gross margin	73%	74%	74%	72%

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]

Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.4 million and $1.1 million of revenue was not recognized during the three and nine months ended September 30, 2012, respectively. Therefore, revenue is adjusted by an increase of $0.4 million and $1.1 million to arrive at non-GAAP revenue for the three and nine months ended September 30, 2012, respectively.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss	$(7,627)	$(4,277)	$(23,973)	$(58,944)
Adjustments to net loss
Common stock warrant charge	—	—	—	2,500
Stock-based compensation and employer-related payroll taxes	3,350	1,020	8,400	2,959
Acquisition related:
Adjustments to revenue [1]	428	—	1,147	—
Amortization of intangible assets	489	—	954	—
Acquisition costs	—	—	747	—
Adjustments to benefit (provision) for income taxes [2]	(302)	—	(662)	—
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Withdrawn secondary offering expense	—	555	—	555
Other amortization costs and other expenses	93	70	294	678

Total adjustments to net loss	4,058	1,645	10,880	49,251

Non-GAAP net loss	$(3,569)	$(2,632)	$(13,093)	$(9,693)

Weighted-average common shares outstanding, basic and diluted	50,163	48,018	49,755	36,868

Non-GAAP net loss per share	$(0.07)	$(0.05)	$(0.26)	$(0.26)

[1]

As of September 30, 2012, approximately $0.4 million and $1.1 million in estimated revenues were not recognized during the three and nine months ended September 30, 2012, respectively, due to purchase accounting rules.

[2]	Income tax effects related to acquisition related adjustments.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2012
Gross revenue		$30,768
Deferred revenue at June 30, 2012	$60,653
Deferred revenue at September 30, 2012	72,622

Change in deferred revenue	11,969	11,969

Bookings		$42,737

	Deferred Revenue Balance	Three Months Ended September 30, 2011
Gross revenue		$20,019
Deferred revenue at June 30, 2011	$35,904
Deferred revenue at September 30, 2011	39,875

Change in deferred revenue	3,971	3,971

Bookings		$23,990

Percentage period-over-period increase in bookings for the three months ended September 30, 2012		78%

	Deferred Revenue Balance	Nine Months Ended September 30, 2012
Gross revenue		$81,488
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at September 30, 2012	72,622

Change in deferred revenue	16,742	16,742

Bookings		$98,230

	Deferred Revenue Balance	Nine Months Ended September 30, 2011
Gross revenue		$53,136
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at September 30, 2011	39,875

Change in deferred revenue	6,057	6,057

Bookings		$59,193

Percentage period-over-period increase in bookings for the nine months ended September 30, 2012		66%

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH USED IN OPERATING ACTIVITIES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash (used in) provided by operating activities	$(1,433)	$556	$(3,793)	$(3,040)
Payment of acquisition related costs	555	—	747	—
Payment of employer related taxes from stock-based compensation	34	—	103	—

Non-GAAP net cash (used in) provided by operating activities	$(844)	$556	$(2,943)	$(3,040)

Net cash (used in) provided by investing activities [1]	$(1,359)	$16,066	$(16,437)	$(20,144)
Net cash provided by (used in) financing activities	$221	$(760)	$(663)	$80,637

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

Investor Relations Contact:

Carolyn Bass, +1 (415) 445-3232

ir@csod.com

or

Media Contact:

Michelle Haworth, +1-310-752-0178

mhaworth@csod.com

Source: Cornerstone OnDemand